Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner Jane B. Kearns Michael A. Kelman	(215) 286-7392 (215) 286-4794 (215) 286-3035	D’Arcy Rudnay John Demming	(215) 286-8582 (215) 286-8011

COMCAST REPORTS FIRST QUARTER 2010 RESULTS

¡	Consolidated Revenue Increased 3.8%

¡	Consolidated Operating Cash Flow Increased 3.5%

¡	Consolidated Operating Income Increased 6.8%

¡	Earnings Per Share of $0.31 Increased 14.8%

¡	Free Cash Flow of $1.9 Billion Increased 38.1%

¡	Repurchased 19.2 Million Common Shares in 1st Quarter for $300 Million

Philadelphia, PA – April 28, 2010 …Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter ended March 31, 2010.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “Our healthy operating and financial results for the first quarter mark a solid start to 2010. First quarter results were driven by robust customer growth, a rebound in advertising, momentum in Business Services and our continued focus on expense and capital management. We’ve also made significant progress in deploying All-Digital and DOCSIS 3.0, or wideband. These are strategic initiatives that will further enhance our superior products, strengthen our competitive position and build long term value for our shareholders.”

Consolidated Financial Results

Revenue increased 3.8% in the first quarter of 2010 to $9.2 billion, while Operating Cash Flow increased 3.5% to $3.6 billion. Excluding $14 million of NBC Universal-related transaction costs, Operating Cash Flow grew 3.9%. Operating Income increased 6.8% to $1.9 billion. This growth was due to solid operating results across all segments, partially offset by higher expenses at Corporate and Other.

($ in millions)	1st Quarter
	2009	2010	Growth
Revenue
Cable	$8,383	$8,677	3.5%
Programming	361	385	6.7%
Corporate & Other	122	140	14.5%

Total Consolidated Revenue	$8,866	$9,202	3.8%

Operating Cash Flow (OCF)
Cable	$3,404	$3,542	4.1%
Programming	112	121	8.5%
Corporate & Other	(72)	(98)	(37.5%	)

Total Consolidated OCF	$3,444	$3,565	3.5%

For additional detail on revenue and operating expenses, customer metrics, and capital expenditures, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Earnings per Share1 (EPS) for the quarter ended March 31, 2010 was $0.31, a 14.8% increase from the $0.27 reported in the first quarter of 2009.

•	First quarter 2010 EPS includes operating expenses and other costs related to the NBC Universal transaction of $29 million or $17 million net of tax.
•

First quarter 2009 EPS includes the recognition of income tax benefits of $48 million or $0.02 per share. Excluding this item, first quarter 2010 EPS would have grown 24.0% over the comparable period in 2009.

Capital Expenditures for the first quarter of 2010 declined 20.3% to $925 million, or 10.1% of total revenue, reflecting timing of equipment purchases and improved pricing, partially offset by growth in Comcast Business Services and advanced services (HD and DVR), as well as the ongoing deployment of wideband and All-Digital.

Free Cash Flow (excluding any impact from the Economic Stimulus packages) increased 38.1% to $1.9 billion in the first quarter of 2010 from $1.4 billion in the first quarter of 2009 and Free Cash Flow per Share increased 42.6% to $0.67 per share. The increase in Free Cash Flow was driven by lower capital expenditures and higher Net Cash Provided by Operating Activities, primarily due to growth in Consolidated Operating Cash Flow and lower cash payments for interest and income taxes.

($ in millions)	1st Quarter
	2009	2010	Growth
Net Cash Provided by Operating Activities	$2,512	$2,903	15.6%
Capital Expenditures	(1,160)	(925)	(20.3%	)
Cash Paid for Capitalized Software	(105)	(80)	(23.8%	)
Cash Paid for Other Intangible Assets	(28)	(37)	32.1%
Adjustments for Payment of Tax on Non-operating Items	147	26	(82.3%	)

Free Cash Flow	$1,366	$1,887	38.1%

Note: The definition of Free Cash Flow remains unchanged and specifically excludes any impact from the 2008 or 2009 Economic Stimulus packages.

Cable Segment Results

For the quarter ended March 31, 2010, Cable segment revenue increased 3.5% to $8.7 billion compared to $8.4 billion in the first quarter of 2009. This increase reflects continued growth in High-Speed Internet (up 9%), Comcast Digital Voice (up 13%) and Comcast Business Services (up 49%), as well as a rebound in advertising revenue (up 24%), partially offset by lower video revenue (down 2%). Reflecting an increasing number of residential customers taking multiple products and a higher contribution from Comcast Business Services, the monthly average total revenue per video customer increased 6.3% to $122.98.

Operating Cash Flow for the first quarter of 2010 increased 4.1% to $3.5 billion compared to $3.4 billion in the first quarter of 2009. Operating Cash Flow margin was 40.8% in the first quarter of 2010 compared to 40.6% in the first quarter of 2009. These results reflect a continued focus on expense management and improved operational efficiencies in Comcast Digital Voice, offset by increases in video programming and marketing expenses.

Customers. As of March 31, 2010, Comcast’s Video, High-Speed Internet and Comcast Digital Voice customers totaled 47.7 million, reflecting 590,000 net additions during the first quarter of 2010.

(in thousands)	Customers				Net Additions
	1Q09	1Q10	Growth		1Q10
Video Customers	24,104	23,477	(2.6%	)	(82)
High-Speed Internet Customers	15,258	16,329	7.0%		399
Voice Customers	6,771	7,895	16.6%		273

Combined Video, HSI and Voice Customers	46,133	47,702	3.4%		590
Digital Video Customers	17,293	18,843	9.0%		427

Total Revenue Generating Units	63,426	66,544	4.9%		1,017

Programming Segment Results

The Programming segment reported first quarter 2010 revenue of $385 million, a 6.7% increase, while Operating Cash Flow increased 8.5% to $121 million. These results reflect higher advertising and distribution revenue, partially offset by lower distribution revenues for VERSUS during the quarter and an increase in programming expenses.

Corporate and Other

Corporate and Other includes corporate overhead, Comcast Interactive Media (CIM), Comcast-Spectacor, and other operations and eliminations between Comcast’s businesses. For the quarter ended March 31, 2010, Corporate and Other reported revenues of $140 million, a 14.5% increase over the $122 million reported in the first quarter of 2009, reflecting strong results at CIM and Comcast-Spectacor, partially offset by an increase in eliminations. The Operating Cash Flow loss for the first quarter of 2010 was $98 million compared to a loss of $72 million for the same time period in 2009. This quarter’s Operating Cash Flow includes approximately $14 million of expenses related to the NBC Universal transaction.

Share Repurchase and Dividend

During the first quarter of 2010, Comcast repurchased 19.2 million of its common shares for $300 million. As of March 31, 2010, Comcast had approximately $3.0 billion of availability remaining under its share repurchase authorization.

During the first quarter of 2010, Comcast paid cash dividends totaling $268 million.

Notes:

1	Earnings per share amounts are presented on a diluted basis.

All percentages are calculated on whole numbers. Minor differences may exist due to rounding.

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Conference Call Information

Comcast Corporation will host a conference call with the financial community today, April 28, 2010 at 8:30 a.m. Eastern Time (ET). The conference call will be broadcast live on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 63736904. A replay of the call will be available starting at 12:30 p.m. ET on April 28, 2010, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Monday, May 3, 2010 at midnight ET, please dial (800) 642-1687 and enter passcode number 63736904. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

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Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the nation’s leading providers of entertainment, information and communication products and services. With 23.5 million video customers, 16.3 million high-speed Internet customers, and 7.9 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of cable systems and in the delivery of programming content.

Comcast’s content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, 11 regional sports networks operated by Comcast Sports Group and Comcast Interactive Media, which develops and operates Comcast’s Internet businesses, including Comcast.net (www.comcast.net). Comcast also has a majority ownership in Comcast-Spectacor, which owns two professional sports teams, the Philadelphia 76ers NBA basketball team and the Philadelphia Flyers NHL hockey team, and a large, multipurpose arena in Philadelphia, the Wachovia Center, and manages other facilities for sporting events, concerts and other events.

TABLE 1 Condensed Consolidated Statement of Operations (Unaudited)

(in millions, except per share data)	Three Months Ended March 31,
	2009	2010
Revenue	$8,866	$9,202

Operating expenses	3,592	3,732
Selling, general and administrative expenses	1,830	1,905

	5,422	5,637

Operating cash flow	3,444	3,565

Depreciation expense	1,380	1,379
Amortization expense	253	251

	1,633	1,630

Operating income	1,811	1,935

Other income (expense)
Interest expense	(570)	(524)
Investment income (loss), net	13	101
Equity in net income (losses) of affiliates, net	(14)	(32)
Other income (expense)	(1)	(10)

	(572)	(465)

Income before income taxes	1,239	1,470

Income tax expense	(461)	(591)

Net income from consolidated operations	778	879

Net (income) loss attributable to noncontrolling interests	(6)	(13)

Net income attributable to Comcast Corporation	$772	$866

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.27	$0.31

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.0675	$0.0945

Diluted weighted-average number of common shares	2,890	2,837

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2009	March 31, 2010
ASSETS

Current Assets
Cash and cash equivalents	$671	$3,483
Investments	50	41
Accounts receivable, net	1,711	1,581
Other current assets	791	863

Total current assets	3,223	5,968

Investments	5,947	6,267

Property and equipment, net	23,855	23,441

Franchise rights	59,452	59,452

Goodwill	14,933	15,029

Other intangible assets, net	4,105	3,976

Other noncurrent assets, net	1,218	1,287

	$112,733	$115,420

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,094	$3,006
Accrued expenses and other current liabilities	2,999	3,272
Current portion of long-term debt	1,156	2,337

Total current liabilities	7,249	8,615

Long-term debt, less current portion	27,940	28,582

Deferred income taxes	27,800	27,756

Other noncurrent liabilities	6,767	7,140

Redeemable noncontrolling interests	166	148

Equity
Comcast Corporation shareholders’ equity	42,721	43,082
Noncontrolling interests	90	97

Total Equity	42,811	43,179

	$112,733	$115,420

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Three Months Ended March 31,
	2009	2010

OPERATING ACTIVITIES
Net income from consolidated operations	$778	$879
Adjustments to reconcile net income from consolidated operations to net cash provided by operating activities:
Depreciation	1,380	1,379
Amortization	253	251
Share-based compensation	54	82
Noncash interest expense (income), net	44	35
Equity in net (income) losses of affiliates, net	14	32
(Gains) losses on investments and noncash other (income) expense, net	15	(67)
Deferred income taxes	214	-
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in accounts receivable, net	143	143
Change in accounts payable and accrued expenses related to trade creditors	(94)	(71)
Change in other operating assets and liabilities	(289)	240

Net cash provided by operating activities	2,512	2,903

INVESTING ACTIVITIES
Capital expenditures	(1,160)	(925)
Cash paid for software and other intangible assets	(133)	(117)
Acquisitions, net of cash acquired	(7)	(172)
Proceeds from sales of investments	7	1
Purchases of investments	(47)	(24)
Other	24	(19)

Net cash provided by (used in) investing activities	(1,316)	(1,256)

FINANCING ACTIVITIES
Proceeds from borrowings	20	2,408
Repurchases and repayments of debt	(352)	(612)
Repurchases of common stock	-	(300)
Dividends paid	(180)	(268)
Other	-	(63)

Net cash provided by (used in) financing activities	(512)	1,165

Increase (decrease) in cash and cash equivalents	684	2,812

Cash and cash equivalents, beginning of period	1,195	671

Cash and cash equivalents, end of period	$1,879	$3,483

TABLE 4 Supplemental Information Components of Net Cash Provided by Operating Activities (Unaudited)

(in millions)	Three Months Ended March 31,
	2009	2010
Operating income	$1,811	$1,935
Depreciation and amortization	1,633	1,630

Operating income before depreciation and amortization	3,444	3,565
Noncash share-based compensation expense	54	82
Changes in operating assets and liabilities	(188)	(107)

Cash basis operating income	3,310	3,540
Payments of interest	(664)	(615)
Payments of income taxes	(161)	(46)
Proceeds from interest, dividends and other nonoperating items	27	24

Net Cash Provided by Operating Activities	$2,512	$2,903

Reconciliation of Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction (Unaudited)

	Three Months Ended March 31,
(in millions)	2009	2010	Growth %	Margin %

Operating Cash Flow	$3,444	$3,565	3.5%	38.7%

Operating Expenses related to the NBC Universal Transaction	-	14

Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction	$3,444	$3,579	3.9%	38.9%

Reconciliation of EPS Excluding Favorable Income Tax Benefits and the Costs of the NBC Universal Transaction (Unaudited)

	Three Months Ended March 31,
	2009		2010		2010 vs. 2009 Growth (%)
(in millions, except per share data)	$	EPS (1)	$	EPS (1)	$	EPS (1)

Net Income attributable to Comcast Corporation	$772	$0.27	$866	$0.31	12.2%	14.8%

Favorable income tax benefits (2)	(48)	(0.02)	-	-
Costs related to the NBC Universal Transaction, net of tax (3)	-	-	17	-

Net Income attributable to Comcast Corporation (excluding favorable tax adjustments and costs related to the NBC Universal Transaction)	$724	$0.25	$883	$0.31	22.0%	24.0%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)	2009 Net Income attributable to Comcast Corporation includes favorable income tax adjustments related to the settlement of uncertain tax positions and related interest.

(3)

2010 Net Income attributable to Comcast Corporation includes $14 million of operating expense, $2 million of interest expense and $13 million of other expense ($29 million in total, $17 million net of tax) related to the NBC Universal Transaction.

Note: Minor differences may exist due to rounding.